        OFFICE OF THE U.S. TRUSTEE - REGION 3
           MONTHLY REPORTING REQUIREMENTS
           FOR THE MONTH OF DECEMBER 1996

DEBTOR NAME:   FRUEHAUF TRAILER CORPORATION
CASE NUMBER:   96-1563 (PJW)


This monthly report is unaudited and prepared by the management of Debtors. While the management of the Debtors has made every effort to make the report accurate and complete based on the information that was available as of the preparation of the report, receipt of additional information after filing the report may result in material changes to the financial and operational data contained in the report. With respect to the financial statements in particular, it should be noted that the Debtor has not completed as of the date of preparation of the report a detailed inventory valuation in accordance with the last-in, first out ("LIFO") method of accounting, which is the Debtor's method of accounting for inventories. As such, the accompanying financial statements do not include any adjustment that would result from the completion of the LIFO computation.

        OFFICE OF THE U.S. TRUSTEE - REGION 3
          CONDENSED STATEMENT OF OPERATIONS
           FOR THE MONTH OF DECEMBER 1996

DEBTOR NAME:   FRUEHAUF TRAILER CORPORATION
CASE NUMBER:   96-1563 (PJW)


See Statement of Operations for reporting period attached.

          FRUEHAUF TRAILER CORPORATION
              (Debtor-in-Possession)
        CONDENSED STATEMENT OF OPERATIONS
       (in thousands, except per share amounts, unaudited)

                         Month          Month         Month
                         Ended          Ended         Ended
                         12/31/96      11/30/96      10/31/96
                         -------       --------      --------
Net sales. . . . . . . . .      $16,444        $15,184        $11,350
Cost of goods sold . . . .       15,114         13,092          9,811
                                -------        -------       --------
  Gross margin . . . . . .        1,330          2,092          1,539

Engineering, selling and
administrative expenses . .       2,908          2,513          2,790
                                -------        -------       --------
Income (loss) from operations    (1,578)          (421)        (1,251)

Interest expense                   (380)          (342)           (55)
Equity income (loss) in FIL .         4              5             22
Equity income (loss)
    in Jacksonville . . . . .        44             43            (32)
Equity income (loss)
    in Maryland . . . . . . .       (41)           (42)           (42)
Equity income (loss)
    in Fruehauf de Mexico . .      (366)          (242)          (129)
Other . . . . . . . . . . . .        91            174             91
                                --------        -------         -------
  Income (loss) before
     reoganization items. .      (2,226)          (825)         (1,396)

Reorganization Items:
 Professionaland Other fees
     of Bankruptcy . .. . .        (915)        (1,035)         (2,837)
 Gain (loss) of disposition
     of assets . . . . .             --             --            (285)
                                 -------        -------         -------
Total reorganization items         (915)        (1,035)         (3,122)
                                 -------        -------         -------
  Income (loss) before
   income taxes. . . . .         (3,141)        (1,860)         (4,518)

Provision for income
   taxes . . . . . . . .             --             --              --
                                 -------        -------         -------

Net Loss before
   extraordinary items . .        (3,141)        (1,860)        (4,518)

Extraordinary Loss on early
    extinguishment of
    debt . . . . . . . .              --             --           (986)
                                  -------        -------         -------

  Net loss . . . . . . .         $(3,141)       $(1,860)        $(5,504)
                                  =======        =======         =======




        OFFICE OF THE U.S. TRUSTEE - REGION 3
              CONDENSED BALANCE SHEET
           FOR THE MONTH OF DECEMBER 1996

DEBTOR NAME:   FRUEHAUF TRAILER CORPORATION
CASE NUMBER:   96-1563 (PJW)



See Balance Sheet attached.

Notes:

(1) The investments in Fruehauf International Limited,
Jacksonville Shipyards, Inc. and Maryland Shipbuilding &
Drydock Company are recorded gross without giving effect to intercompany accounts payable by Fruehauf Trailer
Corporation to the respective entities. The intercompany accounts payable to such affiliated debtors is included in the intercompany accounts payable balance.

(2) Accrued Compensation not subject to compromise includes accrued but unpaid postpetition wages, as well as accrued prepetition liabilities, including vacation pay and health insurance accruals. Payment of such amounts was authorized by the Motion and Order of Debtors and Debtors in Possession for an Order Authorizing Them to (A)
Pay Prepetition Employee Wages, Salaries and Related
Items; (B) Reimbursable Prepetition Business Expenses;
Make Payments For Which Payroll Deductions Were Made; and
(E) Pay All Costs and Expenses Incident to the Foregoing
Paymenrs and Contributions.

(3) Debt not subject to compromise consists solely of the debtor-in-possession lending facility provided by
Madeleine LLC, an affiliate of Cerberus Partners, L.P.
Such lending facility was approved pursuant to the Interim
Order (I) Authorizing Postpetition Financing, (II)
Granting Senior Liens and Super-Priority Administrative
Expense Claim Status of Madeleine, LLC and Affiliate of
Cerberus Partners, L.P. Pursuant to 11 U.S.C. Section
503(b), 507 AND 364, (III) Providing Adequate Protection to Certain Prepetition Secured Noteholders, (IV) Providing for Related Relief, and (V) Scheduling a Final Hearing
Pursuant to Bankruptcy Rule 4001(c).

(4) Accrued warranty and product liability and Other
Liabilities not subject to compromise include reserves for prepetition warranty liabilities. Such amounts were authorized pursuant to the Motion and Order of Debtors and Debtors in Possession Authorizing Them to Honor Certain
Prepetition Obligations to Customers.

  FRUEHAUF TRAILER CORPORATION
      (Debtor-in-Possession)
    CONDENSED BALANCE SHEET
   (in thousands, unaudited)

                                  December 31,      November 30,  October 31,
                                       1996            1996          1996
                                  -------------     ------------  -----------
ASSETS

Current assets
 Cash and cash equivalents . .      $ 5,656          $ 5,801      $ 4,348
 Intercompany Accounts Receivable     32,031            32,002       28,261
 Trade Accounts receivables . .       16,147            17,294       16,633
 Inventories . . . . . . . . .        25,590            23,719       21,058
 Other current assets. . . . .         4,486             5,213        4,333
                                    --------          --------      -------
     Total current assets. . .        83,910            83,309       74,633

Restricted cash. . . . . . . .         6,218             6,185       10,226
Prepaid pension cost . . . . .         7,946             7,939        7,932
Assets held for sale . . . . .         1,002             1,002        1,002
Deferred debt issuance costs . .       4,652             4,652        4,652
Other assets and deferred charges      4,454             4,484        4,458
Investment in FIL . . . . . . . .     25,113            25,475       25,709
Investment in Jacksonville
   Shipyards . . . . . . . . . .      10,650            10,607       10,639
Investment in Maryland
   Shipbuilding . . . . . . . .        8,735             8,776        8,818
Investment in CEMCO . . . . . . .    (30,227)          (30,227)     (30,227)


Gross fixed assets. . . . . .         29,432            29,423       29,423
 Less - accumulated
      depreciation . . . . . .       (13,542)          (13,231)     (13,101)
                                    --------          --------      --------
Net fixed assets . . . . . . .        15,890            16,192       16,322

     Total assets. . . . . . .      $138,343          $138,394      $134,164
                                    ========          ========      ========

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
 Trade accounts payable. . . . . . .  $ 3,330      $ 2,363        $ 2,102
 Accrued compensation and benefits       3,461        3,769          4,274
 Accrued warranties and
    products liability . . . . . . .     1,598        1,588          1,589
 Debt . . . . . . . . . . . . . . .     34,540       30,740         24,697
 Other current liabilities . . . . .     3,774        3,623          3,111
 Deferred gain . . . . . . . . . . .       946          963            980
 Other liabilities. . . . . . . . .      2,610        2,759          2,781
                                       --------     --------       -------
     Total current liabilities . . .    50,259       45,805         39,534

Liabilities subject to settlement
  under chapter 11 reorganization
  proceedings . . . . .  . . . . .      208,106      209,470       209,651
                                       --------      --------      --------

Stockholders' deficit . . . . . . .    (120,022)     (116,881)     (115,021)

Total liabilities and
 stockholders' deficit. . . . . . . .  $138,343      $138,394      $134,164
                                       ========      ========      ========

        OFFICE OF THE U.S. TRUSTEE - REGION 3
       STATEMENT OF CASH RECEIPTS AND DISBURSEMENTS
           FOR THE MONTH OF DECEMBER 1996

DEBTOR NAME:   FRUEHAUF TRAILER CORPORATION
CASE NUMBER:   96-1563 (PJW)

See Consolidate Statement of Cash Flows for the reporting period attached. The Debtor maintains approximately 100 bank accounts. See a listing of the Debtor's bank accounts attached. The list includes approximately 44 disbursements, as well as approximately 44 depository accounts. In addition, the Debtor maintains other certain funding and restricted cash accounts. Copies of bank statements and related bank reconciliations will be provided upon request of the Debtor.

The Debtor maintains decentralized accounting functions at its plant and branch locations, including accounts receivable and accounts payable. Thus, th Debtor maintains the large number of bank accounts discussed above. Each location maintains its separate cash receipts and cash disbursements supporting detail. Any or all of the locations' supporting detail can be provided upon request of the Debtor.

          FRUEHAUF TRAILER CORPORATION
             (Debtor-in-Possession)
          CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
            (in thousands, unaudited)

                                   From October 7,    For the       For the
                                     1996 to          Month of      Month of
                                   October 31, 1996 November 1996 December1996
                                   ----------------  -----------  ------------

Operating Activities:
Net loss . . . . . . . . . . . .       $ (5,504)       $(1,860)      (3,141)
Adjustments to reconcile net income
     to net cash from (used in)
     operating activities:
Depreciation. . . . . . . . . . . .          138           143          325
Gain on sale of excess assets . . .           --           (27)         (16)
Extraordinary loss on early
   extinguishment of debt. . . . .           986            --           --
Increase (decrease) in cash due
to changes in operating assets
and liabilities:
   Net receivables . . . . . . . .         1,183          (941)         418
   Net inventories . . . . . . . .          (390)       (2,291)        (1,761)
   Other current assets . . . . . .         (366)         (877)           746
   Trade accounts payable. . . . .          2,139           57            875
   Other assets and liabilities. .          1,180         (174)          (643)
                                          -------       -------        -------
      Net cash used in
      operating activities. . . . .          (634)       (5,970)       (3,197)
                                          =======        =======       =======

Investing Activities:
Capital expenditures . . . . . . .            (6)             --           (9)
Decrease (Increase) in restricted cash    (8,162)            520           (2)
                                          -------         -------      -------
      Net cash from (used in) investing
      activities. . . . . . . . .         (8,168)            520          (11)
                                          =======         =======      =======

Financing Activities:
Proceeds from DIP lending facility from
 Madeleine LLC . . . . . . . . .  . . .    24,697           6,043        3,800
Repayment of K-H Term Loan . . . . . .     (6,500)             --          --
Repayments of Revolving Credit Facility    (7,740)             --          --
Principal repayments of
  long-term debt . . . . . . . . .           (129)             --          --
                                          -------         -------       ------
    Net cash from
    financing activities. . . . .          10,328           6,043        3,800
                                          =======         =======       ======

Net increase in cash and cash
    equivalents. . . . . . . . . .          1,526             593         592
Cash and cash equivalents at
    beginning of period . . . . . .         3,026           4,552       5,145
                                          -------         -------       ------
Cash and cash equivalents at
    end of period . . . . . . . . .       $ 4,552        $  5,145       $5,737
                                          =======         =======       ======